                                                                   EXHIBIT 10.31

                                                                        19/11/98


                             ATLANTIC CROSSING/AC-1
                             SUBMARINE CABLE SYSTEM

                           CAPACITY PURCHASE AGREEMENT

        THIS AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement"), made and entered into as of this 23 day of Dec., 1998 between ATLANTIC CROSSING LTD., a corporation organized and existing under the laws of Bermuda and having its principal office in Bermuda (the "Grantor"), and ABOVE NET COMMUNICATIONS INC. a corporation organized and existing under the laws of Delaware and having its principal office at 50 West San Fernando, Suite 1O10, San Jose, California 95113, USA (the "Purchaser).

                                   WITNESSETH:

        WHEREAS, the Grantor, (formerly known as Global Telesystems Ltd.), certain of its subsidiaries, SSI Atlantic Crossing LLC and AT&T Submarine Systems, Inc., now known as Tyco Submarine Systems Ltd. (together with its successors and assigns, "TSSL") have entered into the Project Development and Construction Contract, dated March 18, 1997 (as amended, supplemented or otherwise modified from time to time, the "Supply Contract"), pursuant to which TSSL has agreed to design, manufacture, construct, install and deliver a fiber optic cable system connecting (a) the United States to the United Kingdom, (b) the United Kingdom to the Netherlands, (c) the Netherlands to Germany and (d) Germany to the United States (the "System");

        WHEREAS, the Grantor, certain of its subsidiaries, SSI Atlantic Crossing LLC and TSSL have also entered into the Operations, Administration and Maintenance Agreement, dated as of March 25, 1997 (as amended, supplemented or otherwise modified from time to time, the "OA&M Agreement"), pursuant to which TSSL has agreed, in accordance with the terms thereof, to operate, administer and maintain the System;

        WHEREAS, the Purchaser desires to acquire rights with respect to the Purchased Capacity (as defined herein) on an indefeasible right of use basis ("IRU") and such Purchased Capacity represents capacity on the System between the System Interface (as defined herein) of the applicable cable stations;

        WHEREAS, the Grantor is willing to grant such rights on an IRU basis;

        WHEREAS, the Purchased Capacity is comprised of: (a) S Capacity (as defined herein), which will be conveyed by the Grantor to the Purchaser pursuant to this Agreement; and (b) to the extent necessary to allow the Purchaser to use its IRU in the applicable S Capacity, T Capacity (as defined herein), which will be conveyed by subsidiaries of the Grantor to the Purchaser pursuant to the Indefeasible Right of Use Agreement, attached hereto as Annex A; and



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        WHEREAS, in order to obtain inland connection services in the United
States and the United Kingdom for the purpose of extending the Purchased Capacity inland to a location in New York City and London (the "Inland Capacity"), the Purchaser has the option of entering into separate agreements (the "Inland Capacity Agreements") with subsidiaries or affiliates of the Grantor located in the United States and the United Kingdom (the "Inland Affiliates");

        NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, covenant and agree with each other as follows:

1. DEFINITIONS. Terms defined in the preamble, in the recitals and Annex B hereto shall have their respective meanings when used herein and the following terms shall have the following meanings:

        "Access Connection" as defined in Annex B to this Agreement.

        "Adjusted Pro Rata Share" as defined in Annex B to this Agreement.

        "Advisory Committee" as defined in Paragraph 5 of Annex B to this Agreement.

        "business day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Bermuda are authorized or required to close.

        "Dollars" or "$" means United States dollars.

        "European Segment" means Segment S-3a, S-3b and/or S-3c.

        "Grantor's Account" means the bank account of the Grantor maintained with Deutsche Bank AG, Now York Branch, at 31 West 52nd Street, New York, New York 10019 (account number 10-533026-0016) or such other account as the Grantor may designate to the Purchaser in writing. Wire instructions for the above-referenced account are as follows:

            Account Name:                Atlantic Crossing Ltd.
            Account Number:              10-533026-0016
            Bank Name:                   Deutsche Bank AG, New York Branch
            ABA No.:                     026-003-780
            Reference:                   Atlantic Crossing Attn: Lydia Zaininger

        "Maintenance Costs" as defined in Section 4(a) of this Agreement.

        "Minimum Capacity Unit" or "MCU means the minimum capacity to be purchased by the Purchaser in the System [*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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        "Operator" means TSSL and its successors and assigns as operator under the OA&M Agreement or any successor operator of the System appointed by Grantor.

        "Payment Date" means, with respect to the IRU granted in respect of any Purchased Capacity, the date on which the Purchaser pays the Grantor (for the benefit of the Grantor and the benefit of the Subsidiary Grantors), in immediately available Dollars, the amount required to be paid by the Purchaser for such Purchased Capacity in accordance with
        Section 3(b) of this Agreement,

        "Payment Due Date" means, with respect to the IRU granted in respect of any Purchased Capacity on Segment S-1 the date set forth under the heading "Payment Due Date" on Schedule I and in respect of any other Purchased Capacity, the RFS Date for such Purchased Capacity, provided that, save in respect of Segment S-1, the Purchaser shall have received a written certification from the Grantor at least thirty (30) days prior thereto certifying that, in its good faith judgment, the RFS Date for such Purchased Capacity will occur by the date specified therein, accompanied by an invoice(s) for the amount due on such date in accordance with Section 3(b) of this Agreement.

        "Presale Purchaser" means any purchaser who acquires an IRU in capacity on a Transatlantic Segment from the Grantor which was contracted for prior to the earlier of (x) the RFS Date for the entire System and (y) November 30, 1998.

        "Purchased Capacity" means the S Capacity set forth on Schedule I hereto, together with to the extent necessary to allow the Purchaser to use its IRU in the applicable S Capacity, the applicable T Capacity.

        "Purchase Price" means, with respect to the IRU granted in respect of any Purchased Capacity, the amount payable by the Purchaser to the Grantor (for the benefit of the Grantor and the benefit of the Subsidiary Grantors) in respect of such Purchased Capacity and set forth under the heading "Purchase Price" on Schedule I to this Agreement.

        "Residual Capacity" means the Segment S-1 Residual Capacity, the Segment S-2 Residual Capacity, the Segment S-3a Residual Capacity, the Segment S-3b Residual Capacity, the Segment S-3c Residual Capacity and the Segment S-4 Residual Capacity.

        "RFS Date" means, with respect to any Segment, the date on which such Segment will be available for service, which shall be the date on which the Grantor certifies that (i) such Segment has achieved the standard described in Attachment 4 to Annex B hereto, (ii) such Segment has been accepted by Grantor as ready for commercial service under the Supply Contract and (iii) the independent engineer engaged by Grantor's senior lenders has concurred with such acceptance. The RFS Date for Segment S-1 (and the related T Segments) was May 22, 1998. The anticipated RFS Date for Segment S-2 is November 30, 1998. The anticipated


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        RFS Date for Segment S-3a, Segment S-3b, Segment S-3c, Segment S-4 and
        the entire System is February 22, 1999. The foregoing dates, save for that with respect to Segment S- 1, are merely estimates as of the date hereof and shall not be deemed to be representations, covenants or conditions to obligations.

        "Right of Use Agreement" means the Indefeasible Right of Use Agreement, dated as of the date hereof, made by GT Landing Corp., GT U.K. Ltd., Global Telesystems GmbH and GT Netherlands B.V. in favor of purchasers of capacity on the System (including the Purchaser) and attached as Annex A to this Agreement, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with Paragraph 9 thereof.

        "S Capacity" means capacity on the System available on any S Segment.

        "S Segments" the collective reference to Segment S-1, S-2 and S-3a, S-3b, S-3c and S-4, as necessary.

        "Segment S-l" as defined in Annex B to this Agreement.

        "Segment S-1 Residual Capacity" as defined in Annex B to this Agreement.

        "Segment S-2" as defined in Annex B to this Agreement.

        "Segment S-2 Residual Capacity" as defined in Annex B to this Agreement.

        "Segment S-3a" as defined in Annex B to this Agreement.

        "Segment S-3a Residual Capacity" as defined in Annex B to this
        Agreement,

        "Segment S-3b" as defined in Annex B to this Agreement.

        "Segment S-3b Residual Capacity" as defined in Annex B to this
        Agreement.

        "Segment S-3c" as defined in Annex B to this Agreement.

        "Segment S-3c Residual Capacity" as defined in Annex B to this
        Agreement.

        "Segment S4" as defined in Annex B to this Agreement.

        "Segment S-4 Residual Capacity" as defined in Annex B to this Agreement.

        "Segment T-l" as defined in Annex B to this Agreement.

        "Segment T-2" as defined in Annex B to this Agreement.

        "Segment T-3 as defined in Annex B to this Agreement.


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        "Segment T4" as defined in Annex B to this Agreement.

        "Segments" the collective reference to the S Segments and the T
        Segments.

        "Stub Period" as defined in Section 4(a) hereof

        "Subsidiary Grantors" the collective reference to GT Landing Corp., GT U.K. Ltd., Global Telesystems GmbH and GT Netherlands B.V. each a wholly-owned subsidiary of the Grantor.

        "Supplier" means TSSL and its successors and assigns as contractor under the Supply Contract or any successor contractor of the System appointed by Grantor.

        "T Capacity" means capacity on the System available on any T Segment.

        "T Segments" the collective reference to Segment T-1, T-2, T-3 and T-4.

        "Transatlantic Segment" means Segment S-1, S-2 or S-4.

        "Total Purchase Price" means the aggregate amount payable by the Purchaser to the Grantor (for the benefit of the Grantor and the benefit of the Subsidiary Grantors) for the IRU of the Purchased Capacity as set forth on the bottom of Schedule I to this Agreement opposite the phrase "Total Purchase Price."

2.      IRU FOR PURCHASED CAPACITY.

        (a) Purchase Agreement and Grant of IRU. Purchaser hereby agrees to purchase MCU(s) of Purchased Capacity on the terms and conditions set forth herein and under the Right of Use Agreement. Effective on the Payment Date, the Grantor, together with the applicable Subsidiary Grantors pursuant to the Right of Use Agreement, grants to the Purchaser, for the term of this Agreement, an IRU in the Purchased Capacity for which payment has been made in accordance with Section 3(b) of this Agreement. Each purchase and grant of the IRU in the Purchased Capacity takes place in Bermuda.

        (b) Annex B. Certain rights and obligations with respect to the IRU of the Purchased Capacity are described in Annex B hereto, which is incorporated herein by reference.

        (c) Residual Capacity. If the Purchaser is a Presale Purchaser, then, effective on the date which is 12-1/2 years after the RFS Date for the entire System, the Grantor, together with the applicable Subsidiary Grantors pursuant to the Right of Use Agreement, grants to the Purchaser, at no additional charge and for the term of this Agreement, an IRU in (i) the Purchaser's Adjusted Pro Rata Share of the Segment S-1 Residual Capacity,
                (ii) the Purchaser's Adjusted Pro Rata Share of


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                the Segment S-2 Residual Capacity, (iii) the Purchaser's
                Adjusted Pro Rata Share of the Segment S-3a Residual Capacity,
                (iv) the Purchaser's Adjusted Pro Rata Share of Segment S-3b Residual Capacity, (v) the Purchaser's Adjusted Pro Rata Share of Segment S-3c Residual Capacity and (vi) the Purchaser's Adjusted Pro Rata Share of Segment S-4 Residual Capacity. The Grantor shall promptly notify the Purchaser of the amount of capacity in which the Purchaser obtained an IRU pursuant to this
                Section 2(c). If the Purchaser acquires an IRU in any Residual Capacity, the terms contained herein binding on the Purchaser with respect to Purchased Capacity shall be binding on the Purchaser with respect to such Residual Capacity. The Purchaser's Adjusted Pro Rata Share in any S Segment shall be allocated in half MCUs, and the Grantor shall be permitted to round down to the nearest whole MCU.

        (d) Presale Upgrade Rights. In addition, if the Grantor and the Subsidiary Grantors determine to increase the Initial Design Capacity of the System after the date which is 12-1/2 years after the RFS Date for the entire System, the Grantor shall deliver to the Purchaser (only if the Purchaser is a Presale Purchaser) notice of the proposed increase. If the Purchaser is a Presale Purchaser, the Purchaser will have the right to receive a portion of such increased capacity, on terms to be provided at that time.

3.      PAYMENT FOR CAPACITY.

        (a) Initial Payment. Upon the execution and delivery of this Agreement, the Purchaser shall make an initial payment to the Grantor's Account (for the benefit of the Grantor and the benefit of the Subsidiary Grantors), in immediately available Dollars, in an amount equal to 10% of the Total Purchase Price (the "Initial Payment"). The Initial Payment shall be non-refundable (except as provided in Section 21 of this Agreement) and shall be credited toward the payment of the Total Purchase Price.

        (b) Payment of Purchase Price. In exchange for the IRU interest granted pursuant to this Agreement and the Right of Use Agreement in any Purchased Capacity, the Purchaser shall, on or before the Payment Due Date, pay to the Grantor's Account (for the benefit of the Grantor and the benefit of the Subsidiary Grantors ), in immediately available Dollars, an amount equal to the Purchase Price; provided, however, the aggregate payments made by the Purchaser under paragraphs (a) and (b) of this
                Section 3 shall not exceed the Total Purchase Price. Each payment made under this Section 3(b) shall be non-refundable.

        (c) Additional Service Payment. The Purchaser shall be required to make, at the request of the Grantor, additional payments in respect of the right of use granted under this Agreement, or the Right of Use Agreement, for access connection rearrangement requested by the Purchaser as set forth in Schedule II to this Agreement and such other reasonable costs in respect of additional services or equipment to be provided hereunder or in connection herewith.


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        (d)     Taxes. All payments made by the Purchaser under this Section 3 shall be made without any deduction or withholding for or on account of any tax, duty or other charges of whatever nature imposed by any taxing or governmental authority (collectively "Taxes"). If the Purchaser is or was required by law to make any deduction or withholding from any payment due hereunder to the Grantor (for the benefit of the Grantor and the benefit of the Subsidiary Grantors ), then, notwithstanding anything to the contrary contained in this Agreement, the gross amount payable by the Purchaser to the Grantor (for the benefit of the Grantor and the benefit of the Subsidiary Grantors) will be increased so that, after any such deduction or withholding for Taxes, the net amount received by the Grantor (for the benefit of the Grantor and the benefit of the Subsidiary Grantors) will not be less than the Grantor (for the benefit of the Grantor and the benefit of the Subsidiary Grantors) would have received had no such deduction or withholding been required. If any taxing or government authority asserts that the Purchaser should have made a deduction or withholding for on account of any Taxes with respect to all or a portion of any payment made hereunder, the Purchaser hereby agrees to indemnify the Grantor for such Taxes and hold the Grantor harmless on an after-tax basis from and against any Taxes, interest or penalties levied or asserted in connection therewith.

4.      OPERATION AND MAINTENANCE OF SYSTEM.

        (a) Maintenance Payments. The Purchaser shall pay to the Grantor (for the benefit of the Grantor and the benefit of the Subsidiary Grantors), in immediately available Dollars, amounts ("Maintenance Cost") which are based on its allocated share of the costs for operating, maintaining and repairing the System in accordance with Paragraph 8 of Annex B. Maintenance Costs shall be payable quarterly in advance on each January 1, April 1, July 1 and October 1, commencing with the first January 1 after the applicable Payment Due Date, except that on the applicable Payment Due Date for the Purchased Capacity the Purchaser shall make a proportional payment for the period (the "Stub Period") from the applicable Payment Due Date to the first January 1 thereafter. Each payment made by the Purchaser under this Section shall be subject to the provisions of Section 3(d) of this Agreement and shall be non-refundable.

        (b) Maintenance. (i) The Grantor shall use reasonable efforts to cause the System to be maintained in efficient working order and in accordance with industry standards. The Grantor represents that the OA&M Agreement is in full force and effect and that it requires and at all times shall require TSSL to provide routine, preventive and corrective maintenance for the System in accordance with performance standards that at least meet prudent industry standards. Grantor will use reasonable commercial efforts to cause TSSL to perform its obligations under the OA&M Agreement and the Supply Contract.



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                (ii)    The Grantor together with the Subsidiary Grantors will
                        have sole responsibility for negotiating, executing and administering contracts and all other aspects related to the construction, operation, maintenance and repair of the System.

                (iii) Should any condition exist in any Segment that may impair the integrity of the System, the Grantor shall initiate and coordinate planned maintenance (or shall cause such action to occur), on such relevant Segment which may include the deactivation of such Segment. The Grantor shall, to the extent reasonably practicable, advise the Purchaser in writing at least sixty (60) days (or such shorter period as may be necessary), prior to initiating a planned maintenance operation, of the timing, scope and costs of such planned maintenance operation.

                (iv) In the event of disruption of service due to force majeure or other emergency, the Grantor shall cause service to be restored as quickly as reasonably possible, and the Grantor shall take such measures as are reasonably necessary to obtain such objective.

5.      INVOICES; DEFAULT INTEREST.

        (a) Invoices. The Grantor (and/or the Subsidiary Grantors) or its authorized agent (which may include the Operator), shall render invoices under this Agreement in Dollars, and the Purchaser shall pay such amount in Dollars. The Purchaser shall make: all payments by means of a wire transfer to Grantor's Account (for the benefit of the Grantor and the Subsidiary Grantors). Any payments required to be made pursuant to this Agreement shall, save for the Initial Payment which shall be made in accordance with the provisions of Section 3(a), be made on the later of (i) the date when due or (ii) five (5) business days after an invoice is received from Grantor by Purchaser.

        (b) Default Interest. Any invoice rendered under this Agreement which is not paid when due, shall accrue interest at the annual rate of six percent (6%) above the rate for U.S. dollar LIBOR for one month as quoted in The Wall Street Journal on the first business day of the month in which such payment is due. Such interest shall accrue from the day following the date payment was due until it is paid in full. In the event that applicable law does not allow the imposition of "default interest" at the rate established in accordance with this Section 5(b), such "default interest" shall be at the highest rate permitted by applicable law. For purposes of this Section, "paid" shall mean that funds are available for immediate use by the Grantor.


6.      DEFAULT


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        (a)     If the Purchaser fails to make any payment required by this
                Agreement on the date that it is due, or if the Purchaser is otherwise in breach of this Agreement, and such payment default continues unremedied for a period of at least five (5) days or such other breach continues for a period of at least thirty (30) days, the Grantor, or its authorized agent, may notify the Purchaser in writing of such payment default or other breach and if full payment is not received or such other breach is not fully remedied within fifteen (15) days of such notification, the Grantor: (i) may suspend all service provided to Purchaser hereunder and under the Right of Use Agreement (including suspending Purchaser's right to use the Purchased Capacity), until such payment default or other breach has been cured (including payment of default interest, if any) and (ii) shall be entitled to pursue any and all rights and legal and equitable remedies (including its rights and remedies to enforce the Purchaser's obligations under this Agreement).

        (b) If the Grantor is in breach of this Agreement and such breach continues for a period of at least thirty (30) days, the Purchaser may notify the Grantor in writing of such breach and if such breach is not fully remedied within fifteen (15) days of such notification, the Purchaser shall, for so long as such breach continues, be entitled to pursue any and all rights and legal and equitable remedies, including its rights and remedies to enforce Grantor's obligations under this Agreement.

7.      USE OF CAPACITY.

        (a) The operation of the Purchased Capacity and any equipment associated therewith shall be such as not to interrupt, interfere with, or impair service over any of the facilities comprising the System, or impair privacy of any communications over such facilities, cause damage to plant or create hazards to employees, affiliates or connecting companies of the Grantor, any Subsidiary Grantor, the Purchaser, or any other user, owner or operator of the System or the public. The Purchaser shall bear the cost of any additional protective apparatus reasonably required to be installed because of the use of such facilities by the Purchaser, any lessees or permitted transferees of the Purchaser, or any customer or customers of the Purchaser or of any such lessee or transferee. The Grantor will use reasonable efforts to cause all other purchasers of capacity in the System to undertake obligations comparable to those of the Purchaser set forth in this Section, and the Purchaser shall cause all permitted users of the IRU in the Purchased Capacity to undertake comparable obligations.

        (b) The Purchased Capacity granted to the Purchaser shall be made available to the Grantor (or its subsidiaries, its agents or the Operator), at such times agreeable to the Purchaser and the Grantor, to permit the Grantor and the Subsidiary Grantors to conduct such tests and adjustments as may be necessary for such capacity to be maintained in efficient working order.


8.      DURATION OF AGREEMENT.


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        (a)     This Agreement shall become effective on the day and year set forth in the preamble hereto and shall continue in operation until the twenty-fifth (25th) anniversary of the RFS Date for the System.

        (b) The termination of this Agreement (whether under this Section or otherwise) shall not relieve the Purchaser from any liabilities arising prior to such termination.

        (c) Upon the termination of this Agreement, so long as Purchaser is not in default hereunder, the Purchaser may elect to extend its rights in the System, for so long as the System exists or has not been retired, by giving written notice to Grantor and paying to Grantor one (1) Dollar. Such election to extend shall not affect or delay the termination of the Grantor's obligations under this Agreement. Upon such election to extend and payment, the Purchaser, together with all other purchasers of capacity on the System that also elect to so extend, shall become the sole owners of the System. The ownership interests of the Purchaser and such other purchasers shall be in proportion to the amount of capacity covered by IRU's previously granted to the Purchaser and such other purchasers. The Grantor shall execute and deliver such documentation as may be reasonably required to effect such transfer of ownership. Without limitation to the generality of the foregoing provisions, Grantor shall have no obligation to operate or maintain the System during such extension.

        (d) The parties hereto shall discuss with each other and the other purchasers of capacity on the System establishing a procedure for the early retirement of the System if such retirement appears to be commercially appropriate.

9.      APPROVALS; LICENSES.

The performance of this Agreement by each party hereto is contingent upon the obtaining and continuance of such approvals, consents, governmental authorizations, licenses and permits as may be required or reasonably deemed necessary by such party for performance by such party hereunder and as may be satisfactory to it. The parties shall use (and in the case of the Grantor, shall cause the Subsidiary Grantors to use) reasonable efforts to obtain and continue, and to have continued, such approvals, consents, licenses and permits. No license under patents is granted by the Grantor or any of the Subsidiary Grantors or shall be implied or arise by estoppel in the Purchaser's favor with respect to any apparatus, system or method used by the, Purchaser in connection with the use of the capacity granted to it hereunder or under the Right of Use Agreement.



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10.     DISCLAIMER.

        (a) The Grantor and the Subsidiary Grantors have entered into the Supply Contract to obtain plant, equipment and services necessary to allow the Purchased Capacity to be placed into operation on the applicable scheduled RFS Date. Neither the Grantor, any Subsidiary Grantor or any of their respective affiliates warrants or guarantees that the RFS Date for any Segment or the System will occur and the Grantor, the Subsidiary Grantors and their respective affiliates will otherwise have no obligation under this Agreement or the Right of Use Agreement or otherwise unless and until the applicable RFS Date occurs. THE PURCHASER ACKNOWLEDGES AND AGREES THAT THE GRANTOR AND THE SUBSIDIARY GRANTORS ARE NOT LIABLE FOR THE SUPPLIER'S FAILURE TO PERFORM. UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT, ANY OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE SPECIFICALLY DISCLAIMED.

        (b) In order to make it more convenient for the Purchaser to connect the Purchased Capacity to inland networks, the Grantor and the Subsidiary Grantors have permitted certain Inland Carriers to collocate at the cable stations located at each T Segment. Neither the Grantor, any Subsidiary Grantor or any of their respective affiliates warrants or guarantees any agreement between the Purchaser and any Inland Carrier and neither the Grantor, any Subsidiary Grantor or any of their respective affiliates shall have any liability to the Purchaser for any failure of any Inland Carrier to perform the terms and conditions of any such agreement.

11.     LIMITATIONS OF LIABILITY.

        (a) Except as otherwise provided in this Agreement or in the Right of Use Agreement, in no event shall the Purchaser, the Grantor or any Subsidiary Grantor be liable to the other for consequential, incidental, indirect or special damages, including, but not limited to, loss of revenue, loss of business opportunity, or the costs associated with the use of external restoration facilities, including, without limitation, for any loss or damage sustained by reason of any failure in or breakdown of the System or the facilities associated with the System, the failure of any Inland Carrier to perform the terms and conditions of any agreement to which it and the Purchaser are parties or for any interruption of service, whatever the cause and however long it shall last.

        (b) None of the parties shall be liable to any other party for any loss or damage which may be suffered by such party by reason of any circumstances beyond the control of the other parties and having an adverse effect on the provision of any part of the System in which the Purchaser is entitled to capacity or has any other right or interest under this Agreement or under the Right of Use Agreement.

        (c) (i) Neither the Grantor nor any Subsidiary Grantor shall be liable to the Purchaser for any loss or damage which may be suffered by the Purchaser as a result of, related to, or in connection with, the Purchaser's compliance or non-compliance with any applicable state, federal, foreign governmental, international (foreign or domestic) or other law related to, the transfer of the IRU in, or the use of, the Purchased Capacity.

                (ii) The Purchaser shall not be liable to the Grantor or any Subsidiary Grantor for any loss or damage which may be suffered by Grantor as a result of, related to, or in connection with, Grantor's non-compliance with any applicable state, federal, foreign governmental, international (foreign or domestic) or other law related to the transfer by Grantor of the IRU to the Purchaser in, or Grantor's operation, ownership or use of, the System.

12.     SETTLEMENT OF DISPUTES.

        (a) The parties hereto shall endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement.

        (b) Failing such amicable settlement, any controversy, claim or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach thereof, shall finally be settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA"). There shall be three (3) arbitrators (the "Arbitration Tribunal"), the first of which shall be appointed by the claimant in its notice of arbitration, the second of which shall be appointed by the respondent within thirty (30) days of the appointment of the first arbitrator and the third of which shall be jointly appointed by the party-appointed arbitrators within thirty (30) days thereafter. The language of the arbitration shall be English. The Arbitration Tribunal will not have authority to award punitive damages to either party. Each party shall bear its own expenses, but the parties shall share equally the expenses of the Arbitration Tribunal and the AAA. This Agreement shall be enforceable, and any arbitration award shall be final, and judgment thereon may be entered in any court of competent jurisdiction. The arbitration shall be held in New York, New York, USA.

13.     INCREASE OF INITIAL DESIGN CAPACITY.

        The Grantor and the Subsidiary Grantors shall have authority to increase, at their own cost and expense, the Initial Design Capacity of the System.

14.     GOVERNING LAW.

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

15.     WAIVER OF IMMUNITY.

        The parties hereto acknowledge that this Agreement is commercial in nature, and each party hereto expressly and irrevocably waives any claim or right which it may have to immunity (whether sovereign immunity, act of state or otherwise) for itself or with respect to any of its assets in connection with an arbitration, arbitral award or other proceeding to enforce this Agreement, including, without limitation, immunity from service of process, immunity of any of its assets from pre- or post-judgment attachment or execution and immunity from the jurisdiction of any court or arbitral tribunal.

16.     EXPORT CONTROL.

        The parties hereto acknowledge that to the extent any products, software or technical information provided under this Agreement or the Right of Use Agreement are or may be subject to any applicable export laws and regulations, the parties hereto agree that they will not use, distribute, transfer or transmit the products, software or technical information (even if incorporated into other products) except in compliance with such export laws and regulations (or licenses or orders issued pursuant thereto). If requested by either party hereto the other party agrees to sign all necessary export-related documents as may be required to comply therewith.

17.     REPRESENTATIONS: INDEMNITY.

        (a) The Grantor hereby represents and warrants to Purchaser that (i) Grantor is a corporation duly organized and validly existing under the laws of Bermuda; (ii) the execution, delivery and performance of this Agreement by Grantor has been duly authorized by all necessary corporate action on the part of Grantor and this Agreement is a valid, binding and enforceable obligation of Grantor enforceable in accordance with its terms and (iii) the execution, delivery and performance of this Agreement by Grantor does not violate, conflict with or constitute a breach of, the organizational documents or any order, decree or judgment of any court, tribunal or governmental authority binding on Grantor.

        (b) Purchaser hereby represents and warrants to Grantor that (i) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary corporate action on the part of Purchaser and this Agreement is a valid, binding and enforceable obligation of Purchaser enforceable in accordance with its terms; and (iii) the execution, delivery and performance of this Agreement by Purchaser does not violate, conflict with or constitute a breach of, the organizational documents or any order, decree or judgment of any court, tribunal or governmental authority binding on Purchaser.

        (c) Each Party hereby represents and warrants to the other party that it has obtained all approvals, consents, governmental authorizations, licenses and permits as may be required to enter into this Agreement, and grant or acquire, as the case may be, the IRU in the Purchased Capacity.

        (d) The foregoing representations and warranties shall survive the execution and delivery of this Agreement.

        (e) Subject to Section 11, the Purchaser agrees to indemnify and hold harmless the Grantor and the Subsidiary Grantors and their respective officers, directors, employees, agents and representatives from and against any loss, damage, expense or cost arising out of or in connection with: (i) any breach or violation by the Purchaser of applicable law or governmental regulation and (ii) any claims of whatever nature by third parties with respect to the services provided by the Purchaser.

        (f) Subject to Section 11 the Grantor agrees to indemnify and hold harmless the Purchaser and its officers, directors, employees, agents and representatives from and against any loss, damage, expense or cost arising out of or in connection with: (i) any breach or violation by the Grantor or any Subsidiary Grantor of applicable law or governmental regulation, and (ii) any claims of whatever nature by third parties with respect to the services provided by the Grantor or any Subsidiary Grantor.

18.     RELATIONSHIP OF THE PARTIES.

        This Agreement shall not form a joint venture or partnership or similar business arrangement between the parties hereto and the Subsidiary Grantors, and nothing contained herein or in the Right of Use Agreement shall be deemed to constitute a partnership or joint venture or similar business arrangement.

19.     NO THIRD PARTY BENEFICIARIES.

        This Agreement does not provide and is not intended to provide third parties (including, but not limited to, customers of the Purchaser, any permitted transferee of the Purchased Capacity or any other permitted user of the Purchased Capacity) with any remedy, claim, liability, reimbursement, cause of action, or any other right, except for the Subsidiary Grantors. Furthermore, the Purchaser acknowledges that, except as set forth in the Right of Use Agreement, it is not a third party beneficiary of any agreement entered into by the Grantor or the Subsidiary Grantors including, but not limited to, the Supply Contract and the OA&M Agreement,

20.     ASSIGNMENT.

        (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, the Subsidiary Grantors and their respective successors and permitted assigns; provided that, except for the collateral assignment of the Grantor's and/or any Subsidiary Grantor's rights under this Agreement to one or more of the Grantor's lenders, and except as provided in paragraphs (b) and
                (c) of this Section, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, transferred or otherwise disposed of or delegated by either party hereto without the prior written consent of the other party.

        (b) The Grantor and the Subsidiary Grantors shall be permitted to assign, transfer or otherwise dispose of any or all of their rights hereunder and under the Right of Use Agreement and delegate any or all of their obligations hereunder and under the Right of Use Agreement to any present or future affiliated company of the Grantor or to an entity controlled by, under the same control as, or controlling, the Grantor. The Grantor shall give the Purchaser notice of any such assignment, transfer or other disposition or any such delegation.

        (c) The Purchaser shall solely be responsible for complying with all of the terms binding on the "Purchaser" hereunder and shall not be permitted to assign, transfer or otherwise dispose of any or all of its rights hereunder or under the Right of Use Agreement or delegate any or all of its obligations hereunder or under the Right of Use Agreement to any person or entity except (i) the Purchaser may enter into one (1) or more lease or license agreements to lease or license the rights to use any Purchased Capacity to a lessee or licensee so long as such lease(s) or license(s) involve in the aggregate less than one (1) MCU of Purchased Capacity and do not affect the Purchaser's obligations hereunder and (ii) the Purchaser may transfer its rights (but not its obligations) to use any Purchased Capacity to a Carrier Party, so long as the transfer involves less than one (1) MCU of Purchased Capacity, subject to paragraph (d) of this Section, provided that simultaneously with transferring such rights to such Carrier Party, such Carrier Party executes a document acknowledging:

                (i) that it has acquired from the Purchaser rights to use Purchased Capacity which were conveyed to the Purchaser under or in connection with a capacity purchase agreement with the Grantor (the "CPA");

                (ii) that the Purchaser has an ongoing obligation under the CPA to make certain payments to the Grantor (including, without limitation, in respect of operation, administration and maintenance expenses) and otherwise comply with the terms thereof, and that the failure of the Purchaser to make any such payments when due or the occurrence of any other breach by the Purchaser of the terms of the CPA could result in the suspension of the Purchaser's right to the Purchased Capacity in accordance with the terms of the CPA; and

                (iii) that such Carrier Party is not a third party beneficiary of the CPA or the Right of Use Agreement.

        (d) The Purchaser may only transfer to a single Carrier Party, whether pursuant to one (1) or more transfers, its rights (but not its obligations) to use in the aggregate one (1) or more MCU's of Purchased Capacity on terms and conditions which are mutually agreed between the Grantor and: the Purchaser and in accordance with Paragraph 6 of Annex B to this Agreement.

        Any transfer by the Purchaser of its obligations or its rights to use any Purchased Capacity which is in violation of this Section shall be void and of no force and effect.

21.     CONDITION TO PURCHASER'S OBLIGATIONS.

        The Purchaser's obligation to pay for an IRU with respect to any Purchased Capacity shall terminate if the RFS Date for such Purchased Capacity has not occurred by June 30, 1999. In any such event, the Grantor shall refund all amounts of Purchase Price paid by the Purchaser with respect to such Purchased Capacity as to which Purchaser's obligation has terminated within thirty (30) days after the applicable date.

22.     NOTICES.

        Each notice, demand, certification or other communication given or made under this Agreement shall be in writing and shall be delivered by hand or sent by registered mail or by facsimile transmission to the address of the respective party as shown below (or such other address as may be designated in writing to the other party hereto in accordance with the terms of this Section):

                 If to the Purchaser:           Above Net Communications, Inc.
                                                50 West San Fernando
                                                Suite 1010
                                                San Jose, CA 95113
                                                United States of America
                 Attn:                          David Rand
                 Fax No.:                       408-367-6688


                 If to the Grantor:             Atlantic Crossing Ltd.
                                                Wessex House
                                                45 Reid Street
                                                Hamilton HM12, Bermuda
                 Attn:                          President
                 Fax No.:                       441-296-8606


        Any change to the name, address and facsimile numbers may be made at any time by giving fifteen (15) days prior written notice in accordance with this Section. Any such notice, demand or other communication shall be deemed to have been received, if delivered by hand, at the time of delivery or, if posted, at the expiration of seven (7) days after the envelope containing the same shall have been deposited in the post maintained for such purpose, postage prepaid, or, if sent by facsimile, at the date of transmission if confirmed receipt is followed by postal notice.

23.     SEVERABILITY.

        If any provision of this Agreement is found by an arbitral, judicial or regulatory authority having jurisdiction to be void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions shall continue in full force and effect.

24.     HEADINGS.

        The Section headings of this Agreement are for convenience of reference only and are not intended to restrict, affect or influence the interpretation or construction of provisions of such Section.

25.     COUNTERPARTS.

        This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed an original. Such counterparts shall together (as well as separately) constitute one and the same instrument.

26.     ENTIRE AGREEMENT.

        This Agreement together with the Schedules, Annexes and Attachments thereto supersedes all prior oral or written understandings between the parties hereto and constitutes the entire agreement with respect to the subject matter herein. This Agreement shall not be modified or amended except by a writing signed by authorized representatives of the parties hereto.

27.     PUBLICITY AND CONFIDENTIALITY.

        (a) The provisions of this Agreement and any non-public information, written or oral, with respect to this Agreement ("Confidential Information") will be kept confidential and shall not be disclosed, in whole or in part, to any person other than affiliates, officers, directors, employees, agents or representatives of a party (collectively, "Representatives") who need to know such Confidential Information for the purpose of negotiating, executing and implementing this Agreement. Each party agrees to inform each of its Representatives of the non-public nature of the Confidential Information and to direct such persons to treat such Confidential Information in accordance with the terms of this Section 27. Nothing herein shall prevent a party from disclosing Confidential Information
                (i) upon the order of any court or administrative agency, (ii) upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (iv) to a party's legal counsel or independent auditors, (v) to prospective lenders to the Grantor, and (vi) to any actual or proposed assignee, transferee or lessee of all or part of its rights hereunder provided that such actual or proposed assignee agrees in writing to be bound by the provisions of this Section 27.

        (b) The foregoing shall not restrict either party from publicly announcing that it has entered into this Agreement with the parties hereto, but without including any details contained in this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date first written above.


                                    ATLANTIC CROSSING LTD.


                                    By:
                                        -----------------------------------
                                    Name:
                                    Title:

                                    ABOVE NET COMMUNICATIONS, INC.

                                    By: /s/ DAVE RAND
                                        -----------------------------------
                                    Name: Dave Rand
                                    Title: CTO

                                                                      Schedule I

                        Description of Purchased Capacity


        (a)                   (b)                     (c)                     (d)                      (e)                  (f)
Date of Transaction     Payment Due Date     Appropriate S-Segment    Number of Whole MCUs     Price per Whole MCU    Purchase Price
                                             and Related T-Segments                                                       (d)x(e)
                                                   Note (1)
       [*]                    [*]                     [*]                    [*]                       [*]                   [*]



Total Purchase Price          [*]
Less Initial Payment          [*]
Net Purchase  Price Due       [*]


Notes:


(1)  [*]

(2)  [*]

(3)  [*]


ABOVENET COMMNICATIONS, INC.


BY: /s/ DAVE RAND
    ------------------------

DATE: 12/23/98
     -------------

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                    Schedule II

                            AC- I Additional Charges

Function                                Fees

Access Connection Initial Service       [*]
Access Connection Rearrangement per     [*]




* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                         ANNEX A

                      INDEFEASEBLE RIGHT OF USE AGREEMENT

         THIS AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is made and entered into as of this_____ day of _______, 199__, between and among Above Net Communications Inc. (the "Purchaser") and GT Landing Corp., GT U.K. Ltd., Global Telesystems GmbH and GT Netherlands B.V. (collectively, the "Subsidiary Grantors").

                                   WITNESSETH:

         WHEREAS, each Subsidiary Grantor is a wholly-owned subsidiary of Atlantic Crossing Ltd. (the "Parent") who is the grantor under the Capacity Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the "Capacity Purchase Agreement") to which a copy of this Agreement is attached;

         WHEREAS, capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings assigned to them in the Capacity Purchase Agreement;

         WHEREAS, upon completion of the construction and installation of the System, GT Landing Corp. will have an IRU in the whole of Segment T-1, GT U.K. Ltd. will own Segment T-2, Global Telesystems GmbH will own Segment T-3 (except with respect to that portion of Segment T-3 which comprises Subsegment T-3B in which Global Telesystems GmbH shall have rights) and GT Netherlands B.V. will own Segment T4 (except with respect to that portion of Segment T-4 which comprises Subsegment T-4B in which GT Netherlands B.V. shall have rights);

         WHEREAS, subject to and in accordance with the terms of the Capacity Purchase Agreement, the Parent is conveying certain S Capacity to the Purchaser on an indefeasible right of use basis;

         WHEREAS, each Subsidiary Grantor desires to grant to the Purchaser, at no additional charge and for so long as the Purchaser maintains an IRU in any S Capacity, an indefeasible right of use with respect to its respective T Segment to the extent required by the Purchaser to use its MU in such S Capacity; and

         WHEREAS, the Subsidiary Grantors acknowledge and agree that the Purchaser has relied upon this Agreement in entering into the Capacity Purchase Agreement;

         NOW, THEREFORE, the Subsidiary Grantors covenant and agree as follows:

1. Upon the effectiveness of the grant to the Purchaser of an indefeasible right of use with respect to any S Capacity (including in any Residual Capacity) in accordance with the Capacity Purchase Agreement, each Subsidiary Grantor grants to the Purchaser, at no additional charge and for so long as the Purchaser maintains an IRU in such S Capacity, an indefeasible right of use with respect to its respective T Segment to the extent required by the Purchaser to use its IRU in the S Capacity.

2. Subject to Sections 10 and 11 of the Capacity Purchase Agreement, each Subsidiary Grantor shall use commercially reasonable efforts to maintain, or cause the Operator to maintain, its respective T Segment in accordance with the provisions, set forth in the Capacity Purchase Agreement.

3. The performance of this Agreement by each of the Subsidiary Grantors is contingent upon the continuance of the Capacity Purchase Agreement and upon the obtaining and continuance of such approvals, consents, governmental authorizations, licenses and permits as may be required or deemed necessary by such parties and as may be satisfactory to them. The Subsidiary Grantors shall use all reasonable efforts to obtain and continue such approvals, consents, governmental authorizations, licenses and permits. No license under patents is granted by the Subsidiary Grantor or shall be implied or arise by estoppel in the Purchaser's favor with respect to any apparatus, system or method used by the Purchaser in connection with the use of the T Segment(s) granted hereunder.

4. The Subsidiary Grantors and the Parent have entered into the Supply Contract to obtain plant, equipment and services necessary to allow the T Segments to be placed into operation on the applicable scheduled RFS Date. The Subsidiary Grantors do not warrant or guarantee that the RFS Date will occur for any T Segment and the Subsidiary Grantors will otherwise have no obligation under this Agreement or otherwise unless and until the applicable RFS Date occurs. UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT, ANY OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE SPECIFICALLY DISCLAIMED.

5. In no event shall any Subsidiary Grantor be liable to the Purchaser for consequential, incidental, indirect or special damages, including, but not limited to, loss of revenue, loss of business opportunity, or the costs associated with the use of restoration facilities.

6. This Agreement shall not form a joint venture or partnership or similar business arrangement between the parties hereto or between the parties hereto, the Parent and the Purchaser, and nothing contained herein shall be deemed to constitute a partnership or joint venture or similar business arrangement.

7. This Agreement does not provide and is not intended to provide third parties (including, but not limited to, customers of the Purchaser, any permitted transferee of the Purchased Capacity or any other permitted user of Purchased Capacity) with any remedy, claim, liability, reimbursement, cause of action, or any other right.

8. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Purchaser and the Subsidiary Grantors and their respective successors and permitted assigns under the Capacity Purchase Agreement.

9. This Agreement shall not be modified or amended except by a writing signed by authorized representatives of the parties hereto.

10. This Agreement shall become effective on the date set forth above and shall continue in effect for the duration of the Capacity Purchase Agreement, and shall immediately terminate without any further action upon the termination of the Capacity Purchase Agreement.

11. The provisions of Sections 10, 11, 12, 14, 23 and 25 of the Capacity Purchase Agreement are hereby incorporated herein by reference, mutatis mutandis, and shall be deemed a part of this Agreement as if fully set forth herein.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date first written above.

                                       ATLANTIC CROSSING LTD.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       GT LANDING CORP.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       GT U.K. LTD.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       GLOBAL TELESYSTEMS GmbH

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       GT NETHERLANDS B.V.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                          ABOVE NET COMMUNICATIONS, INC


                                       By: /s/ DAVE RAND
                                           -------------------------------------
                                           Name: Dave Rand
                                           Title: CTO

                                                                         ANNEX B






                                ATLANTIC CROSSING
                             SUBMARINE CABLE SYSTEM

                                   ----------

                DETAILS RELATING TO CAPACITY PURCHASE AGREEMENT

                                   ----------

                                ATLANTIC CROSSING
                             SUBMARINE CABLE SYSTEM
                                     ANNEX B
                                TABLE OF CONTENTS

PARAGRAPH                                                                       PAGE
---------                                                                       ----
1. DEFINITIONS ................................................................   2

2. CABLE SYSTEM CONFIGURATION AND SEGMENTS ....................................   4

3. OWNERSHIP AND PROVISION OF SEGMENTS AND ADDITIONAL PROPERTY ................   6

4. ACCESS/INLAND CONNECTION SERVICES ..........................................   7

5. THE SYSTEM ADVISORY COMMITTEE ..............................................   8

6. TRANSFER OF RIGHTS TO USE PURCHASED CAPACITY ...............................   9

7. INTENTIONALLY OMITTED ......................................................   9

8. OPERATIONS, ADMINISTRATION AND MAINTENANCE OF SEGMENTS AND ACCESS
   CONNECTIONS ................................................................   9

9. KEEPING AND INSPECTION OR BOOKS ............................................  11

10. TERMINATION, REALIZATION OF ASSETS ........................................  11

                                   ATTACHMENTS

Attachment 1 -   Configuration of the Atlantic Crossing Submarine Cable System

Attachment 2 -   Terms of Reference for Assignments, Routing and Restoration

Attachment 3 -   Terms of Reference for Operation and Maintenance

Attachment 4 -   RFS Date

                    ATLANTIC CROSSING SUBMARINE CABLE SYSTEM
                     ANNEX B TO CAPACITY PURCHASE AGREEMENT


1.      DEFINITIONS.


        Definitions are as described in the specific Paragraphs or in the Capacity Purchase Agreement to which this Annex B is attached. Except as otherwise provided, the following definitions shall apply throughout this Annex B:

        Adjusted Pro Rata Share (for apportionment of Residual Capacity): with respect to each of the Segment S-1 Residual Capacity, Segment S-2 Residual Capacity, Segment S-3a Residual Capacity, Segment S-3b Residual Capacity, Segment S-3c Residual Capacity and Segment S-4 Residual Capacity, a fraction:

                (i) the numerator of which equals the sum of (A) the number of [*] on the applicable S Segment in which the Purchaser acquired an IRU from the Grantor pursuant to this Agreement and which were deemed contracted for prior to October 10, 1997, multiplied by 3, (B) the number of [*] on the applicable S Segment in which the Purchaser acquired an IRU from the Grantor pursuant to this Agreement and which were contracted for on and after October 10, 1997 but prior to June 1, 1998, multiplied by 2 and (C) the number of [*] on the applicable S Segment in which the Purchaser acquired an IRU from the Grantor pursuant to this Agreement and which were contracted for on and after June 1, 1998 but prior to the earlier of (x) the RFS Date for the entire System and (y) November 30, 1998; and

                (ii) the denominator of which equals the sum of (A) the number of [*] on the applicable S Segment that all purchasers acquired an IRU in from the Grantor and which were deemed contracted for prior to October 10, 1997, multiplied by 3, (B) the number of [*] on the applicable S Segment that all purchasers acquired an IRU and which were contracted for on and after October 10, 1997 but prior to June 1, 1998 multiplied by 2 and (C) the number of [*] on the applicable S Segment that all purchasers acquired an IRU in from the Grantor and which were contracted for on and after June 1, 1998 but prior to the earlier of (x) the RFS Date for the entire System and (y) November 30, 1998.

        The Adjusted Pro Rata Share shall be calculated by the Grantor and shall be conclusive absent manifest error.

        Basic System Module: A Basic System Module of the System shall consist of a digital line section in each direction with interface in accordance with ITU Recommendations G.703 and G.707 to G.709 and containing [*]



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        Cable Landing Point: Cable Landing Point shall be the beach joint at each cable landing location or the mean high water mark of ordinary spring tides if there is no beach joint.

        Carrier Party: Any entity authorized or permitted under the laws of its respective country, to acquire and use facilities for the provision of international telecommunication services.

        Initial Design Capacity: The Initial Design Capacity of each Segment of the System shall consist of [*] fiber pairs providing a minimum of [*] Basic System Modules (eight will be used for service and the remaining eight will be used for restoration) initially supplying [*] or any increase as determined from time to time by the Grantor in its sole discretion.

        Inland Carrier: An entity authorized or permitted under the laws of its respective country to provide for inland communications services.

        Maintenance Authority: An entity designated by the Grantor which shall be primarily responsible for the operations and maintenance of the wet plant as set forth in Paragraph 8(b).

        Segment S-1 Residual Capacity, Segment S-2 Residual Capacity, Segment S-3a Residual Capacity, Segment S-3b Residual Capacity, Segment S-3c Residual Capacity and Segment S-4 Residual Capacity: With regard to each of the S Segments, as of the date which is [*] years after the RFS Date for the entire System, [*] that portion of the service capacity on the applicable S Segment which is available as of such date to be sold by the Grantor to prospective purchasers, together with, to the extent necessary to use such S Capacity, the applicable T Capacity. The amount of Residual Capacity for each such S Segment shall be determined solely by the Grantor and shall not, in any event, include any capacity on the applicable S Segment which the Grantor has determined should be reserved for restoration purposes.

        System Interface: The nominal [*] digital/optical input/output ports on the digital/optical distribution frame (including the digital/optical distribution frame itself) where the Basic System Module connects with other transmission facilities or equipment.

        Terminal Parties: The Terminal Parties are GT U.K. Ltd., Global Telesystems GmbH, GT Landing Corp. and GT Netherlands B.V., each of which are wholly-owned subsidiaries of the Grantor.



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

2.      CABLE SYSTEM CONFIGURATION AND SEGMENTS

        (a)     The configuration of the System shall be as shown in Attachment
                1.

        (b) In accordance with the arrangements contained in this Annex B, the System shall be regarded as consisting of the following
                Segments:

                Segment S-1:     A submarine cable linking Segments T-2 and T-1.

                Segment S-2:     A submarine cable linking Segments T-1 and T-3.

                Segment S-3a:    A submarine cable linking Segments T-4 and T-2.

                Segment S-3b:    A submarine cable linking Segments T-3 and T-4.

                Segment S-3c:    A submarine cable linking Segments T-2
                                 and T-3 (which goes through Segment T-4).

                Segment S-4:     The portion of the System linking Segments
                                 T-1 and T-4

                Segment T-1:     A cable station in Brookhaven, New York,
                                 United States, together with that portion of the System which is located between such cable station and the point which is one-half mile beyond the United States territorial limit.

                Segment T-2:     A cable station in Whitesands, United
                                 Kingdom, together with that portion of the System which is located between such cable station and the point which is one-half mile beyond the United Kingdom territorial limit.

                Segment T-3:     A cable station in Sylt, Germany, together
                                 with that portion of the System which is located between such cable station and the point which is one-half mile beyond the Germany territorial limit.

                Segment T-4:     A cable station in Beverwijk, Netherlands,
                                 together with that portion of the System which is located between such cable station and the point which is one-half mile beyond the Netherlands territorial limit.

        It is assumed that under the current law of the United Kingdom, the United States, the Netherlands and Germany, the territorial waters of such country extend twelve nautical miles seaward from the coast of such country. If such assumption shall prove to be incorrect, or if a law shall change such assumption and in fact the territorial waters of any such country extend beyond twelve nautical miles, the parties hereto shall adjust the T Segment of the applicable Terminal Party..

        (c) Except as provided herein, Segments T-I and T-2 shall include, as appropriate:

                (i) the transmission cable and equipment associated with the submersible plant between the point which is one-half mile beyond the territorial waters of the United Kingdom or the United States, as appropriate, up to the [*] digital/optical or input/output ports on the digital/optical distribution frame (including the digital/optical distribution frame itself) where the Basic System Module connects with other transmission facilities or equipment;

                (ii) the land, civil works and buildings at the specified locations for the cable landing and for the cable route including cable rights-of-way and ducts between the applicable cable station and its respective Cable Landing Point, and common services and equipment at each of the locations, together with equipment in each of those cable stations which is solely associated with the System; and

                (iii) the sea earth cable and electrode system and/or the land earth system, or an appropriate share thereof, associated with the terminal power feeding equipment.

        (d) Except as provided herein, Segment T-3 consists of Subsegment T-3A and Subsegment T-3B.

        Subsegment T-3A shall consist of:

                (i) the transmission cable and equipment associated with the submersible plan between the point which is one-half mile beyond the territorial waters of Germany up to the nominal [*] digital/optical or input/output ports on the digital/optical distribution frame (including the digital/optical distribution frame itself) where the Basic System Module connects with other transmission facilities or equipment, together with equipment in the cable station which is solely associated with the System;

                (ii) the sea earth cable an electrode system and/or the land earth system associated with the terminal power feeding equipment; and

                (iii) all of Global Telesystems GmbH's leasehold interest or other rights in Subsegment T-3B.

        Subsegment T-3B shall consist of all the land, civil works and building in Sylt, Germany for the cable landing and the cable rights of way and ducts between the cable station and the Cable Landing Point.

        (e) Except as provided herein, Segment T-4 consists of Subsegment T-4A and Subsegment T-4B.



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


        Subsegment T-4A shall consist of:

                (i) the transmission cable and equipment associated with the submersible plant between the point which is one-half mile beyond the territorial waters of the Netherlands up to the nominal [*] digital/optical or input/output ports on the digital/optical distribution frame (including the digital/optical distribution frame itself) where the Basic System Module connects with other transmission facilities or equipment, together with equipment in the cable station which is solely associated with the System;

                (ii) the sea earth cable an electrode system and/or the land earth system associated with the terminal power feeding equipment; and

                (iii) all of GT Netherlands B.V.'s leasehold interest or other rights in Subsegment T-4B.

        Subsegment T-4B shall consist of all the land, civil works and building in Beverwijk, Netherlands for the cable landing and the cable rights of way and ducts between the cable station and the Cable Landing Point.

        (f) Each S Segment shall also include the transmission cable equipped with appropriate repeaters and joint housings between the respective T Segments.

3.      OWNERSHIP AND PROVISION OR SEGMENTS AND ADDITIONAL PROPERTY

        (a) Segments S-1, S-2, S-3a, S-3b, S-3c and S-4 shall be owned and provided by the Grantor.

        (b) GT Landing Corp., a wholly-owned United States subsidiary of the Grantor, shall own (or shall have a right of use for) and provide Segment T-1. Segment T-2 shall be owned and provided by GT UK Ltd., a wholly-owned United Kingdom subsidiary of the Grantor. Subsegment T-3A shall be owned and provided by Global Telesystems GmbH, a wholly-owned German subsidiary of the Grantor. Subsegment T-4A shall be owned and provided by GT Netherlands B.V. a wholly owned Netherlands subsidiary of the Grantor.

        (c) Global Telesystems GmbH has procured rights in Subsegment T-3B of the System from Deutsche Telekom and or its subsidiary Deutsche Telekom Immobilen und Service GmbH.

        (d) GT Netherlands B.V. has procured rights in Subsegment T-4B of the System from KPN Telecom.



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


4.      ACCESS /INLAND CONNECTION SERVICES

        (a) Access connection services refers to the transmission facilities and the equipment required for interconnection between the demarcation equipment point associated with the System and the demarcation point associated with inland communications services ("Access Connections"). Within the Cable Stations, the Operator of the System shall provide [*] Access Connections. Each Access Connection provides full-time digital private line transmission on a two point basis. Access Connections may be changed or modified upon written request of the Purchaser and shall be provided subject to the availability of equipment, facilities and personnel necessary to establish the Access Connection in accordance with the schedule of fees set forth at Schedule II to the Capacity Purchase Agreement.

        (b) This Annex and the Capacity Purchase Agreement is a master agreement under which service orders for Access Connections ("Service Orders") may be placed by the Purchaser. All Service Orders will be governed by the terms and conditions of the Capacity Purchase Agreement and this Annex B. Access Connections shall be ordered by the Purchaser in accordance with the Interconnection Services Ordering Procedures manual ("ISOP Manual") which the Grantor shall publish from time to time. The Purchaser shall submit all Service Orders under this Agreement to the Grantor (or its designated agent). When the Service Order is received, the Purchaser shall be notified of such receipt and the Grantor shall make a reasonable effort to make (or cause to have made) the Access Connection available on the date requested by the Purchaser if requested in accordance with this Annex B and in accordance with the ISOP Manual. Each Service Order must provide such information as may be reasonably required in order to design, install and maintain the Access Connection ordered.

        (c) Once placed, the Service Order will be processed in accordance with the ISOP Manual and a due date will be established.

        (d) The provisions of Section 7 of the Capacity Purchase Agreement shall apply to all Access Connections hereunder.

                (ii) (e) The Purchaser may obtain inland connection services ("Inland Connections") for the purpose of extending the Purchaser's Capacity inland, by entering into one of the following types of agreements, all of which shall be subject to the provisions of Sections 10 and 11 of the Capacity Purchase Agreement to which this Annex is attached through an agreement with entities related to the Grantor which have acquired rights in additional inland capacity so that the Purchased Capacity can be extended to certain points of interface in certain cities.

        (f) Deutsche Telekom is the provider of Inland Connections from the cable station located in Sylt, Germany.



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

5.      THE SYSTEM ADVISORY COMMITTEE

        (a) For the purpose of directing the progress of the System, an advisory committee (the "Advisory Committee") shall be formed consisting of the Grantor, each Terminal Party, certain Carrier Parties having purchased [*] Purchaser shall have no obligation to serve on the Advisory Committee. The Grantor shall appoint a Chairman (or several Co-Chairmen and each such appointee(s) shall serve as a Chairman until such time as the Grantor shall appoint a replacement Chairman. The Co-Chairmen may appoint one secretary as an assistant to the Chairman. The Advisory Committee shall make recommendations to the Grantor (for the benefit of the Grantor and the Terminal Parties) in respect of the construction and installation of the System and the operation and maintenance thereof, which the Grantor may accept or reject in its sole discretion.

        (b) The Advisory Committee will meet on the call of the Chairman or Co-Chairmen or whenever requested by one or more of its members. The Chairman or Co-Chairmen shall give the Advisory Committee at least thirty (30) days advance written notice of each meeting, together with a copy of the draft agenda. In case of emergency, such notice period may be reduced upon the request of the Grantor. Documents to be discussed at any meeting of the Advisory Committee shall be made available to the Advisory Committee members at least fourteen (14) days before the meeting, but the Advisory Committee may agree to discuss documents distributed on less than fourteen (14) days notice.

        (c) To aid the Advisory Committee in the performance of its duties, the following Expert Working Groups (hereafter "EWG's") shall be formed (whose members need not be on the Advisory Committee), and said EWG's, under the direction of the Advisory Committee, shall be responsible for making recommendations to the Advisory Committee for their respective areas of interest listed in Attachment 2 and Attachment 3 and any other areas of interest designated by the Advisory Committee:

                (i)     Assignments, Routing and Restoration (the "A&R EWG");
                        and

                (ii)    Operations and Maintenance (the "O&M EWG").

        (d) The Chairman or Co-Chairmen of the Advisory Committee and the Grantor in consultation with the Advisory Committee may establish such other groups as they shall determine in their discretion to provide assistance in the Advisory Committee's performance of its responsibilities hereunder. The Chairman or Co-Chairmen of the Advisory Committee and the Grantor in consultation with the Advisory Committee shall appoint the Chairman or several Co-Chairmen of the A&R and O&M EWGs. Each of which EWGs shall meet at least once annually and more frequently, if necessary, until two (2) years following the RFS Date for the System, and thereafter as may be appropriate. Meetings of such groups may be called to consider specific questions at the discretion of its Chairman or Co-Chairmen, or whenever requested by the Grantor or a majority of the members of



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

                the Advisory Committee. On or about two (2) years after the RFS Date for the System, the Advisory Committee shall determine whether any of its EWGs should remain in existence or be disbanded.

        (e) The Grantor shall perform or cause to have performed customary duties and responsibilities pertaining to a Network Administrator/Customer Care Center for the System.

6. TRANSFER OF RIGHTS TO USE PURCHASED CAPACITY.

        (a) The Purchaser shall be permitted to transfer its right to use the Purchased Capacity only in accordance with Section 20 of the Capacity Purchase Agreement. In the event Purchaser transfers (as permitted by said Section 20) its right to use in the aggregate one (1) of more MCUs of Purchased Capacity to a single Carrier Party the Purchaser shall immediately notify the Network Administrator/Customer Care Center of the identity of the transferee Carrier Party and shall provide all other information reasonably requested by the Network Administrator/Customer Care Center.

        (b) Subject to clause (a) of this Paragraph 6, the Purchaser may transfer its rights to use in the aggregate one (1) or more MCUs of Purchased Capacity to a single Carrier Party at anytime by giving immediate notice to the Network Administrator/Customer Care Center.

        (c) The Purchaser may not transfer its rights to use in the aggregate one (1) or more MCUs of Purchased Capacity to a single Carrier Party without written notification to the Network Administrator/Customer Care Center.

        (d) Confirmation of such transfer of the rights to use in the aggregate one (1) or more MCUs of Purchased Capacity to a single Carrier Party shall be provided by the Network
                Administrator/Customer Care Center within 7 days after completion.

7.      INTENTIONALLY OMITTED.

8.      OPERATIONS, ADMINISTRATION AND MAINTENANCE OF SEGMENTS AND ACCESS
        CONNECTIONS

        (a) The operation and maintenance of the dry plant for Segments T-1, T-2, T-3 and T-4 (and to the extent applicable the Access Connections) shall include the following functions:

                (i) monitoring and routine maintenance of terminal equipment; and

                (ii) testing, troubleshooting, fault location and replacement of faulty terminal equipment using existing spare parts inventory.

        (b) The designated Maintenance Authority shall be responsible for the operations and maintenance of the wet plant for Segments S-1, S-2, S-3a, S-3b, S-3c and S-4 and

                Segments T-1, T-2, T-3 and T4, which shall include the following functions:

                (i)     determining the need for System repair;

                (ii)    planning and directing maintenance work;

                (iii) providing ship owners and ship operators with the System's documentation necessary for repairs;

                (iv) being responsible for delivery, control and allocation of System spares between shore storage depots and cable ships; and

                (v) providing trained personnel to perform repair functions and supplemental cable ship personnel.

        (c)     Maintenance Costs include but are not limited to the following:

                (i) dry maintenance including the land segment to the beach joint;

                (ii)    wet maintenance;

                (iii)   cable protection and at sea repairs;

                (iv) common equipment costs associated with the Atlantic Crossing equipment at the cable stations; and

                (v) operating costs associated with operating each cable station.

        (d) If the only IRU in S Capacity acquired by the Purchaser is on Segment S-3a, Segment S-3b or Segment S-3c or if the Purchaser has acquired unmatched capacity on Segment S-3a, Segment S-3b, or Segment S-3c, then Maintenance Costs for such capacity shall mean, for any calendar year, an amount equal to 110% of the Purchaser's allocated share of 20% of the actual costs of operating, maintaining and repairing the System for the calendar year preceding such period; provided that in no event shall the Purchaser be required to pay Maintenance Costs in respect of such capacity pursuant to this (d) for any calendar year in an amount in excess of [*] acquired in such capacity. The Purchaser's allocable share will be determined first by dividing an amount equal to 20% of the aggregate amount of such actual costs by the number [*] sold in such S Capacity as of such date to all users of such S Capacity and then multiplying the quotient by the number of MCUs in which the Purchaser acquired an IRU. The assumed Maintenance Costs for the first full calendar year will be assumed to be [*] (and a pro rata portion thereof for the period from the applicable RFS Date to the first January 1 quarterly payment date thereafter) for each of Segments S-3a, S-3b and S-3c. The Maintenance Costs for the Stub Period [*] shall be a pro rata portion of the Maintenance Costs [*] for the relevant full calendar year or partial calendar year as applicable.


        (e) Except as provided in clause (d) above, Maintenance Costs shall mean, for any calendar year, an amount equal to the difference between (x) 110% of the Purchaser's allocated share of the actual costs of operating, maintaining and repairing the System for the calendar year preceding such period and (y) the Purchaser's allocated share of the Maintenance Costs payable pursuant to clause



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
                (d) above for such period, if any, provided that in no event shall the Purchaser be required to pay Maintenance Costs pursuant to this clause(e) for any calendar year in an amount in excess of [*] (increasing by [*] for each calendar year occurring after the 1998 calendar year, compounded annually)
                [*] The Purchaser's allocable share will be determined first by dividing the actual costs of operating, maintaining and repairing the System by the number [*] sold on the entire System as of such date to all users of the System and then multiplying the quotient by the number of MCUs in which the Purchaser acquired an IRU. The assumed Maintenance Costs for the first full calendar year will be assumed to be [*] (and a pro rata portion thereof for the period from the applicable RFS Date to the first January 1 quarterly payment date thereafter). The Maintenance Costs for the Stub Period [*] shall be a pro rata portion of the Maintenance Costs [*] for the relevant full calendar year or partial calendar year as applicable.

        (f) Within 30 days after the end of each calendar year, Grantor shall provide the Purchaser with an itemized statement of the actual Maintenance Costs for the prior calendar year. If it is determined that the amount paid by the Purchaser was more or less than the actual Maintenance Costs for such period, the Purchaser shall receive a credit for such excess to be applied against, or pay such shortfall on, the next quarterly payment date or if necessary in the case of any excess, to subsequent quarterly payment dates.

9.      KEEPING AND INSPECTION OF BOOKS

        The Grantor shall keep and maintain, or cause to have kept and maintained, copies of such books, records, and accounts relating to bills, for a period of five (5) years from the date of billing and shall afford the Purchaser the right to review such books, records and accounts during such period.

10.     TERMINATION; REALIZATION OF ASSETS

        (a) The Purchaser understands and agrees to abide by all rules, regulations and requirements reasonably set forth by each entity having rights in any S Segment or T Segment, including, but not limited to, equipment and floor spacing equipment, specifications and equipment.

        (b) Nothing contained in this Annex B or the Capacity Purchase Agreement to which this Annex B is attached shall be deemed to vest in the Purchaser any salvage rights in any Segment.


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

                                                                    ATTACHMENT I


                           CONFIGURATION OF THE SYSTEM


Segment S-4 is the portion of the system between Segments T-1 and T-4.

Segment S-3c is the portion of the System between Segments T-2 and T-3.

                - Report regularly, as appropriate, to the Advisory Committee on the A&R EWG activities

        o The A&R EWG shall carry out such other responsibilities as the Advisory Committee may direct.

        o All decisions made by the A&R EWG shall be subject in the first place to consultation among the members of the A&R EWG and the Grantor who shall make every reasonable effort to reach agreement. In the event agreement cannot be reached, the issue shall be decided by the Grantor.

                                                                    ATTACHMENT 3



                    TERMS OF REFERENCE FOR THE OPERATIONS AND
                        MAINTENANCE EXPERTS WORKING GROUP


The responsibilities of the O&M EWG shall include the following:


        o Recommend to the Grantor any project changes pertaining to the technical, operational and maintenance aspects that O&M EWG deems appropriate for the construction of the System.

        o Recommend to the Grantor the required quantity of spare equipment for submersible and terminal equipment. Make recommendations with respect to depot storage and location of spare equipment in consultation with the Maintenance Authorities.

        o Provide assistance and support as may be requested by the Grantor.

        o Make recommendations with respect to the testing, operation and maintenance methods to be used for the System as proposed by the suppliers or Maintenance Authorities, as appropriate.

        o Study other matters and make recommendations with respect to problems affecting maintenance of the System as may be identified by the Maintenance Authorities.

        o       Oversee TSSL under the OA&M Agreement.

        o Report on a regular basis to, or when requested by, the Advisory Committee.

        o The O&M EWG shall carry out such other responsibilities as the Advisory Committee may direct.

        o All decisions made by this EWG shall be subject in the first place to consultation among the members thereof and the Grantor who shall make every reasonable effort to reach agreement. In the event agreement cannot be reached, the issue shall be decided by the Grantor.

                                                                    ATTACHMENT 4

                                  RFS STANDARD


        RFS Standard means (i) for any Segment that (a) such Segment has the ability to carry commercial traffic between the two landing points of such Segment meeting performance criteria of ITU-T G.826 and has line monitoring and protection switching capability and (b) TSSL tested and provided [*] interconnectivity capability to the Segment terminal equipment according to ITU-T G.826, and (ii) for the System, (a) that the System has the ability to carry commercial traffic throughout the System meeting performance criteria of ITU-T G.826 with self healing ring protection capability and per Segment protection capability, has line monitoring and per Segment protection switching capability and has network management capability and (b) TSSL has tested and provided [*] interconnectivity capability to the System terminal equipment according to ITU-T G.826.


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